Exhibit 10.1

AMENDMENT NO. 4 TO LEASE

THIS AMENDMENT NO. 4 TO LEASE (this “Amendment”) is made and entered into as of April 7, 2016 (the “Effective Date”) between Landlord and Tenant named below:

LANDLORD:	WE George Street, L.L.C.
c/o Winstanley Enterprises LLC
150 Baker Avenue Extension, Suite 303
Concord, MA 01742

TENANT:	Achillion Pharmaceuticals, Inc.
300 George Street
New Haven, CT 06510

BUILDING:	300 George Street
New Haven, CT 06510

WHEREAS, Landlord and Tenant executed a lease dated as of May 5, 2000 (as amended, the “Suite 800 Lease”) by which Tenant leases approximately 20,148 rentable square feet on the 8th floor of the Building known as Suite 800 (“Suite 800”); and

WHEREAS, Landlord and Tenant executed letters dated May 5, 2000, July 21, 2000, August 7, 2000 and December 22, 2000 regarding the initial alterations, the amount of the security deposit and provision of a letter of credit in lieu of a cash security deposit under the Suite 800 Lease; and

WHEREAS, Landlord and Tenant executed an Amendment No. 1 to Lease dated as of February 1, 2001 whereunder the parties amended the Suite 800 Lease to add approximately 200 rentable square feet of space on the first floor of the Building known as Suite CS02 (“Suite CS02”) and approximately 446 rentable square feet of space in the basement of the Building known as Suite NMRl (“NMR1”); and

WHEREAS, Landlord and Tenant executed a lease dated as of March 6, 2002 (as amended, the “Lease”) by which Tenant leases approximately 8,768 rentable square feet on the second floor of the Building (“Initial Suite 202”); and

WHEREAS, Landlord and Tenant executed an Amendment No. 1 to Lease dated as of September 10, 2002 whereunder the parties added approximately 2,293 rentable square feet of space on the second floor of the Building to Initial Suite 202 such that Tenant leases a total of approximately 11,061 rentable square feet of space on the second floor, and all of which is known as Suite 202 (“Suite 202”); and

WHEREAS, Landlord and Tenant executed an Amendment No. 2 to Lease dated as of March 31, 2010 whereunder the parties (i) terminated the Suite 800 Lease and revised the Premises to include all of the space leased by Tenant in the Building consisting of Suite 202, Suite 800, Suite CS02, and Suite NMR1, comprising the Premises to be 31,800 square feet in the aggregate, and (ii) extended the Term of the Lease through March 31, 2017, and (iii) made certain other modifications and corrections to the Lease; and

WHEREAS, Landlord and Tenant executed an Amendment No. 3 to Lease dated as of August 20, 2015 that amended the Lease to add approximately 6,832 rentable square feet of space on the ground floor of the Building (“Ground Floor Expansion Premises”) and extended the Term of the Lease to March 31, 2020; and

WHEREAS, Tenant desires to lease an additional area of approximately 2,877 rentable square feet on the ground floor of the Building, on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Capitalized terms used but not defined herein shall have the meaning ascribed to each in the Lease.

2. Commencing on the latter of (i) the Effective Date or (ii) April 15, 2016 (the “Second Expansion Commencement Date”) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, additional space on the ground floor of the Building consisting of approximately 2,877 rentable square feet of floor area located as shown on the floor plan attached hereto as Exhibit A (the “Suite G5 Space”). From and after the Second Expansion Commencement Date, the definition of Premises as contained in the Lease shall be modified and deemed to include the Suite G5 Space, and shall consist of approximately 41,509 rentable square feet in the aggregate, subject to the right of remeasurement as set forth in the Lease.

3. Tenant shall, upon the Second Expansion Commencement Date, take the Suite G5 Space in “AS-IS” condition. The taking of possession of the Suite G5 Space by Tenant shall be conclusive evidence of Tenant’s acceptance, and that the Suite G5 Space was in good and satisfactory condition, at the time possession was taken by Tenant, subject to the Landlord’s ongoing compliance with laws and repair and maintenance obligations under the Lease.

4. The “Second Expansion Rent Commencement Date” is the date which is three (3) months from the Second Expansion Commencement Date.

5. Tenant shall commence paying Base Rent and monthly recurring charges of Additional Rent for the Suite G5 Space as of the Second Expansion Rent Commencement Date. The Base Rent pursuant to the provisions set forth in Section 1.(d) of the Lease is hereby modified to provide that from and after the Second Expansion Rent Commencement Date, Base Rent for the Term shall be payable in the following amounts:

Period	Rentable Square Feet (RSF)	Base Rent per RSF	Annual Base Rent	Monthly Installments
Second Expansion Rent Commencement Date – 03/31/2020	41,509	$21.07	$874,594.68	$72,882.89

6. Tenant shall commence paying for all utilities separately metered, submetered or allocated to the Suite G5 Space, including, without limitation, the Premises Electric Charge, as of the Second Expansion Commencement Date.

7. Section 1.(f) is revised such that as of the Second Expansion Rent Commencement Date, Tenant’s Pro Rata Share is 8.00%.

8. Landlord hereby grants Tenant an allowance of $42,110.00 (the “Allowance”) for Alterations to the Suite G5 Space to be performed by Tenant pursuant to the provisions of Section 9(c) and other applicable provisions of the Lease. Payment of the Allowance for the Alterations shall be made in accordance with the provisions set forth in Exhibit B attached hereto and made a part hereof.

9. Landlord and Tenant represent and warrant to the other that each has full authority to enter into this Amendment and further agree to hold harmless, defend, and indemnify the other from any loss, costs (including reasonable attorneys’ fees), damages, or claim arising from any lack of such authority.

10. As modified herein, the Lease is hereby ratified and confirmed and shall remain in full force and effect.

11. Landlord and Tenant hereby represent and warrant to the other that each has not dealt with any broker, finder or like agent in connection with this Amendment and each does hereby agree to indemnify and hold the other, its agents and their officers, directors, shareholders, members, partners and employees, harmless of and from any claim of, or liability to, any broker, finder or like agent claiming a commission or fee by reason of having dealt with either party in connection with the negotiation, execution or delivery of this Amendment, and all expenses related thereto, including, without limitation, reasonable attorneys’ fees and disbursements.

12. This Amendment constitutes the entire agreement by and between the parties hereto and supersedes any and all previous agreements, written or oral, between the parties. No modification or amendment of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto. The provisions of this Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

13. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. This Amendment shall become effective when duly executed and delivered by all parties hereto.

(Signatures on following page)

IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment No. 4 to Lease as of the day and year first above written.

LANDLORD:

WE GEORGE STREET, L.L.C., a Delaware limited liability company

By:	WE George Street Holding LLC,
a Delaware limited liability company,
Its Sole Member

	By:	BMR-George Member LLC,
a Delaware limited liability company,
Its Managing Member

		By:	/s/ Carter J. Winstanley
Name: Carter J. Winstanley
Title: Authorized Representative

TENANT:

ACHILLION PHARMACEUTICALS, INC.

By:	/s/ Mary Kay Fenton
Name: Mary Kay Fenton
Title: Chief Financial Officer

EXHIBIT A

SUITE G5 SPACE

TENANT G5
BOMA 2,877 SF

LEGEND

- VERTICAL PENETRATIONS
- BUILDING COMMON AREA
- FLOOR COMMON AREA
- TENANT SPACE
- AVAILABLE SPACE
- TENANT BORDER
- TENANT MECHANICAL

84 Orange Street
New Haven
Connecticut 06510
203 786-5110

ARCHITECTS

SVIGALS + PARTNERS

DRAWING TITLE	SCALE	DRAWING NO
GROUND FLOOR - TENANT G5	1/8"=1'-0"	G
	DATE: 1/13/16	
FILE NO: / JOB NAME: 300 GEORGE STREET BOMA	JOB NO: 0640.00	PAGE NO: -

EXHIBIT B

PAYMENT OF ALLOWANCE

A. Landlord agrees to contribute the sum up to $42,110 (the “Allowance”) to be applied toward the cost of the Alterations. The Allowance shall be used only for:

(1) Soft costs, including, without limitation, payment of the cost of preparing any initial space plan and the final working drawings and specifications, including mechanical, electrical, plumbing and structural drawings and of all other aspects of Tenant’s plans.

(2) The payment of plan check, permit and license fees relating to construction of the Alterations.

(3) Construction of Alterations, including, without limitation, the following:

(a) Installation within the Suite G5 Space of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items.

(b) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Suite G5 Space.

(c) All additional Tenant requirements including, but not limited to, heating, ventilation and air conditioning, plumbing systems and other systems.

(d) All fire and life protection systems such as fire walls, alarms and accessories, safety control systems, sprinklers and fire piping, and wiring installed within the Suite G5 Space.

(e) All plumbing fixtures, pipes and accessories to be installed within the Suite G5 Space.

(f) Testing and inspection costs.

(g) Contractor’s fees, including, but not limited to, any fees based on general conditions.

(h) Architectural, engineering and energy management services.

(i) Installation of check meters or submeters for all utilities serving the Suite G5 Space that are required to be separately metered.

B. Upon completion of the Alterations that will be reimbursed using the Allowance, Tenant shall submit to Landlord an application for payment (less the amount of the standard retainage), which shall be signed by Tenant’s general contractor and the architect, for the portion of the work completed, together with the following information:

(1) A copy of a receipted invoice or other evidence reasonably satisfactory to Landlord of the payment by Tenant to Tenant’s contractor(s) for the work performed in connection with the prior application for payment (not applicable to the first application for payment).

(2) Lien waivers from all parties supplying labor or material in connection with the Alterations, in form reasonably acceptable to Landlord, which waiver may be conditioned only upon payment of work covered by the application for payment.

(3) A copy of the final Certificate of Occupancy or other final communication or approval issued by the building department or other appropriate governmental authority having jurisdiction regarding the Alterations (not applicable except for the last application for payment).

C. The approved cost of the performance of the Alterations shall be charged against the Allowance. Landlord and Tenant acknowledge that the cost of installing the Alterations may exceed the Allowance. The amount by which the cost of the Alterations exceeds the Allowance is referred to as the “Excess Cost”. Tenant shall be responsible to pay any Excess Cost.

D. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. In the event the entire Allowance is not utilized or disbursed, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Alterations, Allowance and/or Excess Cost.